UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 16, 2014


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
   (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (562) 799-5588

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER EVENTS

RECEIPT OF FDA PREMARKET CLEARANCE FOR THERMOFINDER FS-700

On March 31, 2014, Independence Energy Corp. ("we", "us", "our", the "Company"), pursuant to an asset purchase agreement with American Medical Distributors, LLC ("AMD"), acquired the exclusive right to distribute in the Americas certain professional and consumer grade non-contact thermometers known as the Thermofinder FS-700 Pro and FS-700 (retail version), and any future versions. The acquisition was first disclosed in our report on Form 8-K filed on April 2, 2014

On June 19, 2014 we received notice from the licensor of the Thermofinder, HuBDIC Co. Ltd., that the Food and Drug Administration (FDA) has granted premarket clearance for the Thermofinder FS-700 (pro and retail) effective June 16, 2014. Receipt of premarket market clearance authorizes the marketing, sale and distribution of the Thermofinder in the U.S.

ITEM 2.06 MATERIAL IMPAIRMENTS

IMPAIRMENT OF QUINLAN LEASE

December 15, 2011, we acquired from Wise Oil and Gas LLC ("Wise") a 2.5% leasehold interest in four wells known as the Quinlan oil & gas property ("Quinlan"), located in Pottawatomie County, Oklahoma, with the option to increase the interest to 10%. On December 23, 2011, we acquired an additional 2.5% interest in Quinlan. On March 1, 2012, we acquired an additional 5% interest in Quinlan in exchange for $78,080, bringing the Company's total interest to 10%.

Effective June 23, 2014, further to an impairment assessment by our management, our board of directors unanimously authorized the value write-down of the Quinlan property from an estimated value of $204,827 as at (April 30, 2014) to $56,644.88, which is the aggregate amount of the joint interest charges payable by the Company in respect of the property as at the date of this report. Our election to impair the Quinlan lease was made in connection with our plan to re-focus our business on the distribution of medical products.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Howard Taylor
----------------------------------
Howard Taylor
CEO, Chairman

Date: June 25, 2014

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